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                                                                   EXHIBIT 10.30

                                ONVIA.COM, INC.
                             SEPARATION AGREEMENT
                                (Mark Calvert)

     This Separation Agreement (this "Agreement") is entered into as of December 4, 2000, by and between Onvia.com, Inc., a Delaware corporation ("Onvia") and Mark Calvert (the "Employee").

1. Recitals. The Employee was employed by Onvia. In recognition of the Employee's service to Onvia, and to resolve any and all issues between them arising out of the Employee's employment, Onvia and the Employee have voluntarily agreed to enter into this Separation Agreement.

     Now, therefore, in consideration of the mutual promises and conditions contained herein, the parties agree as follows:

2. Separation. The Employee's employment with Onvia shall be terminated effective December 31, 2000 (the "Date of Separation"). The Employee will have no further job responsibilities at Onvia after the Date of Separation and his/her employment shall cease as of such date. Except as otherwise provided in this Agreement, all wages and employee benefits provided to the Employee by Onvia shall cease as of the Date of Separation.

3.   Payment to the Employee.

     3.1 Wages and Severance. Onvia shall pay the Employee, as severance, the equivalent of his regular base salary, which if annualized is $180,000, for the period through and including June 30, 2002 (the "Severance Period").

     3.2 Vacation Pay. The parties agree that the Employee has 120 hours of accrued and unused vacation as of the Date of Separation, which will be paid on December 31, 2000.

     3.3 Healthcare. Onvia shall pay Employee's monthly healthcare costs of $948.24 through June 30, 2002. The full amount of $17,068.32 will be paid on December 31, 2000.

     3.4 Annual Bonus. Employee is eligible for an annual bonus of up to 25% of annual salary. Employee will receive at least 50% of the annual bonus based upon completion of priority tasks. Payment will be on or before January 30, 2001.

     3.5 Reimbursement of Business Expenses. Onvia shall reimburse the Employee for his reasonable business expenses, if any, incurred through and including the Date of Separation, on behalf of Onvia. The Employee shall provide normal expense reports through December 31 prior to March of 2001; Company will pay expense reports not later than April 15.

     3.6 Ownership of Laptop Computer. As part of Employee's severance under this Agreement, Onvia shall transfer ownership of Employee's laptop computer and

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          related data to Employee, provided that Employee agrees
          to abide by all of his obligations under the Onvia.com Proprietary Information and Inventions Agreement, the Onvia.com Nondisclosure Agreement, and any other documents and agreements that the Employee is subject to relating to his employment with Onvia.

     3.7 Email Access. As part of Employee's severance under this Agreement, Onvia shall maintain and Employee shall have access to his email address at mcalvert@onvia.com for the period through and including June 30, 2001.

     3.8 Payment in Full. The Employee acknowledges that, other than as stated above in this Section 3, no other amounts are due and/or owed by Onvia.

4. Stock Options. Employee has exercised all vested stock options and that Employee has no unvested stock options of Onvia on the Date of Separation.

5. Repayment of Secured Promissory Note. Employee signed a Secured Promissory Note for $150,000.00 on April 10, 2000 ("Note"), secured by a Pledge Agreement dated April 10, 2000 (the "Pledge Agreement"). All terms of the Note, attached hereto as Exhibit B, and the Pledge Agreement, attached hereto as Exhibit C, are incorporated herein by this reference. Employee agrees to pay the balance of principal and any accrued but unpaid interest under the Note on a quarterly basis until paid in full on March 31, 2002. Employee's first quarterly payment of approximately $______________ shall be due on June 31, 2001, as set forth on Exhibit D.

6. Onvia's Repurchase Option. Pursuant to Section 3(a) of the Early Exercise Notice and Restricted Stock Purchase Agreement dated as of December 15, 1999 ("Purchase Agreement"), Onvia shall exercise its Repurchase Option, as that term is defined in the Purchase Agreement, as set forth on the Notice of Repurchase of Common Stock.

7. Waiver and Release of Claims. Except for (i) a material breach by Employee of any provision of this Agreement, and Employee's failure to cure such breach within ten (10) days after written notice from the Company to the Employee specifying in reasonable detail the alleged breach, (ii) willful misfeasance or gross negligence in the performance of Employee's duties, including without limitation, dishonesty, conflict of interest, unethical business conduct, breaches of confidentiality or failure to cooperate in any Company investigation, and (iii) violation of laws or regulations in connection with his duties, including without limitation claims arising under Section 16 of the Securities and Exchange Act of 1934, as amended, Onvia, on behalf of Onvia's past or present parent, subsidiary or otherwise affiliated corporations, partnerships, or other business enterprises, and all of its or their past or present affiliates, related entities, partners, subsidiaries, insurers, predecessors, successors, assigns, directors, officers, shareholders, attorneys, accountants, representatives, agents and employees (these entities/persons together with Onvia are collectively referred to as "Associated Persons") hereby releases in full, and forever discharges, acquits, and holds harmless, Mark Calvert himself/herself and his/her marital community, heirs, executors, administrators and assigns, including any of, from any and all claims, disputes, suits, demands, causes of action, liabilities, damages, expenses (including but not limited to attorneys' fees and costs), and obligations of every nature, character

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and kind (collectively "Claims"), whether known or unknown, which may now exist or hereafter may be discovered, specifically including without limitation any and all Claims arising from or relating to the Employee's employment with Onvia. This release includes, but is not limited to, any Claims that Onvia.com might have under federal, state, county, city, municipal, and/or local law. ONVIA ACKNOWLEDGES AND AGREES THAT THROUGH THIS RELEASE THE COMPANY IS GIVING UP ALL RIGHTS AND CLAIMS OF EVERY KIND AND NATURE WHATSOEVER, KNOWN OR UNKNOWN, CONTINGENT OR LIQUIDATED, THAT HE/SHE MAY HAVE AGAINST THE EMPLOYEE, AND THE OTHER PERSONS NAMED ABOVE.

8. Mutual Waiver and Release of Claims. In return for the benefits received and conferred by this Agreement, the Employee, on behalf of himself/herself and his/her marital community, heirs, executors, administrators and assigns, hereby releases in full, and forever discharges, acquits, and holds harmless, Onvia, including any of Onvia's past or present parent, subsidiary or otherwise affiliated corporations, partnerships, or other business enterprises, and all of its or their past or present affiliates, related entities, partners, subsidiaries, insurers, predecessors, successors, assigns, directors, officers, shareholders, attorneys, accountants, representatives, agents and employees (these entities/persons together with Onvia are collectively referred to as "Associated Persons"), from any and all claims, disputes, suits, demands, causes of action, liabilities, damages, expenses (including but not limited to attorneys' fees and costs), and obligations of every nature, character and kind (collectively "Claims"), whether known or unknown, which may now exist or hereafter may be discovered, specifically including without limitation any and all Claims arising from or relating to the Employee's employment with Onvia or his/her provision of services to Onvia, or the Separation of such employment or services, except for any Claim for payment or performance pursuant to the terms of this Agreement. This release includes, but is not limited to, any Claims that the Employee might have for reemployment or for additional compensation, including without limitation any claim for any past, current or future wages, bonuses, commission payments, sick leave pay out or benefits and applies to claims for damages or other personal remedy that he/she might have under federal, state, county, city, municipal, and/or local law dealing with employment, contract, wage and hour, or civil rights matters, including, by way of example and not limitation, applicable civil rights laws, Title VII of the Civil Rights Act of 1965, the Post-War Civil Rights Act of 1964, the Post-War Civil Rights Acts (42 USC Sections 1981-1988), the Age Discrimination in Employment Act (as amended by the Older Workers Benefit Protection Act), the Americans with Disabilities Act, the Family and Medical Leave Act, the Rehabilitation Act of 1973, the Equal Pay Act of 1963, Executive Order 11246, the Worker Adjustment and Retraining Notification Act, Washington's Law Against Discrimination, Chapter 49.60 RCW, and Washington's Minimum Wage Act, Chapter
49.46 RCW, and any regulations under such laws. This release also includes, but is not limited to, any Claims that the Employee might have for wrongful discharge of employment, breach of express or implied contract, breach of a covenant of good faith and fair dealing, both express and implied, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, and defamation. This release shall not affect any reimbursement rights the Employee may have under any medical insurance or any accrued rights under any retirement savings plan. This waiver and release specifically excludes any unemployment compensation claims the Employee may choose to file. THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT THROUGH THIS RELEASE HE/SHE IS GIVING UP ALL RIGHTS AND CLAIMS OF EVERY KIND AND NATURE

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WHATSOEVER, KNOWN OR UNKNOWN, CONTINGENT OR LIQUIDATED, THAT HE/SHE MAY HAVE
AGAINST ONVIA, AND THE OTHER PERSONS NAMED ABOVE, EXCEPT FOR THE RIGHTS SPECIFICALLY EXCLUDED ABOVE.

9. Consideration and Revocation Period (Employees Forty (40) Years of Age and Older). This Section 9 applies to Employees forty (40) years of age and older. The Employee acknowledges that the foregoing consideration represents settlement in full of all obligations owed to the Employee by Onvia. The Employee further acknowledges that he/she has had the opportunity to review this Agreement and to consult with independent counsel regarding its content and present and future legal effects. Pursuant to the Older Workers Benefit Protection Act, the Employee shall have up to twenty-one (21) days in which to consider this Agreement and the option to sign it in fewer than twenty-one (21) days if desired. In addition, this Agreement may be revoked by the Employee within seven
(7) days after Employee has signed it. For the revocation to be valid, it must be in writing and sent before the expiration of the seven (7) day period via over night mail to Jenny Bright at Onvia's offices at 1260 Mercer Street, Seattle, Washington 98109-5513. Only after the expiration of the seven (7) day period, will this Agreement become effective.

10. Consideration (Employees Under Forty (40) Years of Age). This Section 10 applies to Employees under forty (40) years of age. The Employee acknowledges that the foregoing consideration represents settlement in full of all obligations owed to the Employee by Onvia. The Employee further acknowledges that he/she has had the opportunity to review this Agreement and to consult with independent counsel regarding its content and present and future legal effects. The Employee shall have up to seven (7) days in which to consider and sign this Agreement and the option to sign it in fewer than seven (7) days if desired.

11. Dismissal of Pending Claims. The Employee and Onvia represent that neither has filed a claim or other action against the other, including Associated Persons.

12. No Retaliation. The Employee and Onvia shall in no way harass or retaliate against the other (including any Onvia employee) for any reason.

13. Confidentiality. The Employee and Onvia (including its employees and family members, officers, board members, advisory board members and investors) agree to keep the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement strictly confidential. The Employee and Onvia further agree not to disclose such information in any manner whatsoever to any third party, unless required for tax reporting purposes or otherwise required by law, provided that the Employee may disclose the terms of this Agreement to his/her attorney, tax advisor, financial planner, and spouse or significant other. In such instances, the Employee shall instruct any individuals with whom this information is shared of this confidentiality provision. Both parties understand that a breach of this provision is actionable and could result in damages being assessed against the breaching party.

14. Non-Disparagement. The Employee and Onvia (including its employees, officers, board members, and advisory board members) agree to not make any derogatory, disparaging, defamatory, or slanderous remarks of any nature whatsoever at any time about the other, or

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products or services (including Onvia's past or present employees, either publicly or privately, unless required by law, during or after the Employee's employment with Onvia).

15. No Admission of Liability. This Agreement shall not be construed as an admission by Onvia or the Employee of any liability, breach of any agreement between the parties, or violation of any statute or regulation.

16. Employee Nondisclosure and Noncompete Obligations. The Employee acknowledges and reaffirms his/her obligations under the Onvia.com Employee Manual, the Onvia.com Proprietary Information and Inventions Agreement, the Onvia.com Nondisclosure Agreement, and any other documents and agreements that the Employee is subject to relating to his/her employment with Onvia. The terms of such documents shall remain in full force and effect. The Employee agrees to strictly comply with their terms.

17. Return of Property. Except as set forth in Section 3.4, the Employee and Onvia hereby represent that they have returned to the other all of the other's property that was in their possession or control.

18.  Miscellaneous.

     18.1. Entire Agreement. This Agreement, along with any attachments and addenda, is the entire, final and complete agreement and understanding of the parties with respect to the subject matter hereof, and supersedes and replaces all written and oral agreements and understandings heretofore made or existing by and between the parties or their representatives with respect thereto.

     18.2. Waiver. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     18.3. Injunctive Relief. The parties recognize that irreparable and continuing injury for which there is not adequate remedy at law will result to the Employee or Onvia and its business and property if either breaches its or his/her obligations under this Agreement. In the event of any such breach or threatened breach, the injured party shall be entitled to seek temporary injunctive relief upon a showing of said breach or threatened breach without proof of actual damage and without posting a bond therefore, and/or an order of temporary and permanent specific performance enforcing this Agreement, and any other remedies provided by applicable law. The parties further understand and agree that the word "temporary" as used herein shall include both temporary and preliminary relief and/or remedies available.

     18.4. Binding Effect. All rights, remedies and liabilities herein given to or imposed upon the parties shall extend to, inure to the benefit of and bind, as the circumstances may require, the parties and their respective heirs, personal representatives, administrators, successors and permitted assigns.

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     18.5.  Amendment.  No supplement, modification, or amendment of this
Agreement shall be valid, unless the same is in writing and signed by all parties hereto.

     18.6. Severability. In the event any provision or portion of this Agreement is held to be unenforceable or invalid by any court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected or invalidated thereby.

     18.7. Enforcement. In the event that there is a breach of this Agreement by either party or noncompliance with the terms contained herein, the nondefaulting or prevailing party shall be entitled to recovery of any reasonable attorney's fees and costs incurred in enforcing this Agreement.

     18.8. Governing Law and Venue. This Agreement and the rights of the parties hereunder shall be governed, construed and enforced in accordance with the laws of the State of Washington, without regard to its conflict of law principles. Any suit or action arising out of or in connection with this Agreement, or any breach hereof, shall be brought and maintained in the federal or state courts in Seattle, Washington. The parties hereby irrevocably submit to the jurisdiction of such courts for the purpose of such suit or action and hereby expressly and irrevocably waive, to the fullest extent permitted by law, any objection it may now or hereafter have to the venue of any such suit or action in any such court and any claim that any such suit or action has been brought in an inconvenient forum.

     18.9. Voluntary Act. The Employee acknowledges that he/she has read or had the opportunity to review this Agreement and to consult with his or her own attorney regarding its content and present and future legal effects. The Employee covenants that he/she has freely and voluntarily executed this Agreement, with a complete understanding of its terms and present and future effect, and without any undue pressure or coercion from Onvia.

                           [signatures on next page]

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EMPLOYEE                                          ONVIA.COM, INC.

By: /s/ Mark Calvert                              By: /s/ Glenn Ballman
   ---------------------------                       ---------------------------

Print Name: Mark Calvert                          Print Name: Glenn Ballman
           -------------------                               -------------------

Title:                                            Title: CEO
      ------------------------                          ------------------------

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